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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 22, 2001 (except for the matters discussed in Notes 2, 3 and 17 as to which the date is May 1, 2001) included in @Track Communications, Inc.'s Form 10-K/A of @Track Communications, Inc. for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Dallas, Texas
October 8, 2001